Exhibit 7

                  EXPENSE GUARANTEE OF COLLECTION
              OF SALOMON BROTHERS HOLDING COMPANY INC


                            September 15, 1997


Delaware Trust Capital Management, Inc.
c/o Corestates Bank
FC5-4-2-6
3 Beaver Valley Road
Wilmington, DE 19803

Ladies and Gentlemen:

(1)  In  consideration  of  Delaware  Trust  Capital  Management, Inc. (the
     "Owner Trustee") entering into the TIERS Corporate Bond-Backed Securities, Series CHAMT Trust 1997-7 Supplement dated September 15, 1997 to the Base Trust Agreement dated as of September 15, 1997 with Structured Products Corp. ("SPC") relating to the formation of the TIERS Corporate Bond-Backed Securities Series CHAMT Trust 1997-7 (the "Trust") and the issuance of a series of TIERS Series CHAMT Trust 1997-7 Floating Rate Certificates, Class B (the "Certificates") on or after the date of this Guarantee, Salomon Brothers Holding Company Inc (the "Guarantor") hereby unconditionally and irrevocably, as a continuing obligation, guarantees collection from SPC of all obligations owed from time to time by SPC to you in connection with the Trust, subject to a maximum total limit of $15,000; PROVIDED, HOWEVER, that this Guarantee is a guarantee of collection only and not of payment, and you shall be obligated to exhaust all remedies against SPC before demanding payment under this Guarantee from the Guarantor.

(2) The Guarantor's liability under this guarantee shall not be discharged or impaired by the existence or validity of any other security taken by you in relation to the relevant agreement with SPC or any enforcement of (or failure to enforce) or the release of, any such security.

(3) Any release, compromise or discharge of the obligations of the Guarantor shall be deemed to be made subject to the condition that it will be void if any payment of security which you may receive or have received is set aside for whatever reason.

(4)  Notwithstanding   anything  herein,  the  Guarantor  shall   have   no
     obligation or liability with respect to the Certificates.

(5) This Guarantee and any and all liability hereunder shall automatically cease and expire on November 17, 2003 provided that SPC has fully performed all its obligations in connection with the Trust.

(6)  This Guarantee is governed by the laws of the State of New York.

                                   Very truly yours,


                                   SALOMON BROTHERS HOLDING COMPANY INC


                                   ___________________________________
                                   Authorized Signature


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